EXHIBIT 99.1

Carnival Corporation & plc Announces Closing of €1.0 Billion 4.125% Senior Unsecured Notes Offering

Proceeds from the offering of senior unsecured notes to be used to repay borrowings under senior secured term loan facilities

MIAMI, July 7, 2025 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) today announced that Carnival plc (the “Company”) has closed its previously announced private offering (the “Notes Offering”) of €1.0 billion aggregate principal amount of 4.125% senior unsecured notes due 2031 (the “Notes”). The Company will use the proceeds from the Notes Offering to fully repay the borrowings under Carnival Corporation’s first-priority senior secured term loan facility maturing in 2027 (the “2027 Term Loan Facility”) and to repay a portion of the borrowings under Carnival Corporation's first-priority senior secured term loan facility maturing in 2028. In conjunction with the Company’s prepayment of $450.0 million on June 27, 2025 towards the 2027 Term Loan Facility, this transaction builds on its continuing efforts to deleverage, reduce interest expense, simplify its capital structure and manage its maturity profile. In addition, the indenture that governs the Notes has investment grade-style covenants.

“We continue to opportunistically access the capital markets,” said David Bernstein, Chief Financial Officer. “We are just one notch away from an investment grade credit rating and this successful transaction puts us further down that path.”

The Notes will pay interest annually on July 15 of each year, beginning on July 15, 2026, at a rate of 4.125% per year. The Notes will be unsecured and will mature on July 15, 2031. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Carnival Corporation and certain of the Company’s and Carnival Corporation’s subsidiaries that also guarantee certain of our first-priority secured indebtedness, certain of our other unsecured notes and our convertible notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows and liquidity and other events which have not yet occurred. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as well as our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the Investor Relations page of our website at www.carnivalcorp.com/investors/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation, jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation, eroberts@carnival.com, (305) 406-4832